UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

___________________________

CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. A copy of the Certificate of Change described in Item 5.03 is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2025, CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), filed with the Secretary of State of the State of Nevada a Certificate of Change (the “Certificate of Change”), pursuant to Nevada Revised Statutes 78.209, to effect a one-for-twelve (1-for-12) reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”). The Reverse Split became effective as of 12:01 a.m. Eastern Time on July 22, 2025 (the “Effective Time”). Pursuant to the Nevada Revised Statutes 78.207, the Company’s board of directors has the authority to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced.

As a result of the Reverse Split, each twelve pre-split shares of Common Stock outstanding was automatically combined into one new share of Common Stock without any action on the part of the holders. The number of authorized shares of common stock has been reduced from 300,000,000 to 25,000,000, while the number of authorized shares of preferred stock has been reduced from 5,000,000 to 416,667. The new CUSIP number for the Common Stock following the Reverse Split is 18978H508.

No fractional shares will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the 1-for-12 Reverse Split ratio will automatically be entitled to receive a cash payment in lieu of a fractional share. All of the Company’s current outstanding warrants to purchase shares of Common Stock and other derivatives automatically adjust per their terms to reflect the Reverse Split.

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Item 8.01.	Other Events

On July 18, 2025, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As of July 22, 2025, the Company had approximately 529,829 shares of Common Stock outstanding.

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share – basic and diluted; weighted average common shares outstanding – basic and diluted; and shares issued and outstanding, for the years ended December 31, 2024 and 2023 and the three months ended March 31, 2025 and 2024:

	PRE-SPLIT		POST-SPLIT
	12 Months Ended		12 Months Ended
	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Net Loss	$(14,857,801)	$(18,851,226)	$(14,857,801)	$(18,851,226)

Shares Outstanding
Basic	382,241	1,507	31,854	126
Diluted	382,241	1,507	31,854	126

Loss per Share
Basic	$(38.87)	$(12,509.11)	$(466.43)	$(149,612.90)
Diluted	$(38.87)	$(12,509.11)	$(466.43)	$(149,612.90)

	PRE-SPLIT		POST-SPLIT
	3 Months Ended		3 Months Ended
	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Net Loss	$(4,301,320)	$(3,544,748)	$(4,301,320)	$(3,544,748)

Shares Outstanding
Basic	2,726,636	3,474	227,220	290
Diluted	2,726,636	3,474	227,220	290

Loss per Share
Basic	$(1.58)	$(1,020.36)	$(18.93)	$(12,223.27)
Diluted	$(1.58)	$(1,020.36)	$(18.93)	$(12,223.27)

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Item 9.01.	Financial Statements and Exhibits.

No.	Description
3.1	Certificate of Change
99.1	Press Release dated July 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: July 22, 2025

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